Exhibit 99.1

Filed by Independence Lead Mines Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12 and
Rule 14d-2(b) of the Securities Exchange Act of 1934
Subject Company: Independence Lead Mines Company
Commission File No. 001- 316

INDEPENDENCE LEAD MINES COMPANY INKS AGREEMENT

Wallace, Idaho, February 13, 2008: Independence Lead Mines Company (ILDS:OTCBB) announced today that late Tuesday afternoon, it had entered into an agreement with Hecla Mining Company (HL:NYSE). The agreement will allow Hecla to acquire all of Independence Lead’s mining properties and other assets. In return, Hecla will distribute 6,936,884 of its common shares to the Company. The Company will then liquidate and distribute the Hecla shares to Independence Lead shareholders at the rate of 1.2 Hecla shares for each share of Independence Lead. The agreement includes a $1.25 million break-up fee if the transaction does not close for certain reasons. Closing is expected to be completed late in the first quarter or early in the second quarter of 2008. The transaction is subject to the approval of Independence Lead’s shareholders and applicable securities laws.

Independence Lead’s management feels the agreement is best for its shareholders, giving good value and the opportunity to continue to participate in the metals market as Hecla shareholders.

The Asset Purchase Agreement, dated February 12, 2008, between and among Independence Lead Mines Company, an Arizona corporation, Hecla Mining Company, a Delaware corporation, and Hecla Merger Company, a Delaware corporation, was filed by the Company as Exhibit 2.1 to its Form 8-K filed on February 21, 2008 and is incorporated by reference into this filing.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

IMPORTANT INFORMATION: In connection with the proposed offer to the stockholders of Independence Lead Mines Company, Hecla Mining Company expects to file an amended registration statement on Form S-4 containing a proxy statement/prospectus and related materials with the Securities and Exchange Commission. Hecla Mining Company’s’ registration statement (the “Registration Statement”) was originally filed on Form S-4 (Registration Statement no. 333-130682) with the Securities and Exchange Commission (the “SEC”) on December 23, 2005, the related prospectus filed with the SEC on January 25, 2006, and Post-Effective Amendment No. 1 to the Registration Statement filed with the SEC on December 7, 2006. INVESTORS AND SECURITY HOLDERS OF INDEPENDENCE LEAD MINES COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER AND INDEPENDENCE LEAD MINES COMPANY AND HECLA MINING COMPANY. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant materials (when they become available) and other documents filed by Independence Lead Mines Company and Hecla Mining Company with the Commission at the Commission’s web site, www.sec.gov. Copies of the proxy statement/ prospectus and other relevant documents (when they become available) may also be obtained without charge from Hecla Mining Company or Independence Lead Mines Company. Requests to the Company should be made in writing to Independence Lead Mines Company, Attn. Secretary, 510 Cedar St.,Wallace, Idaho 83873. Requests to Hecla Mining Company should be made in writing to Hecla Mining Company, Investor Relations, 6500 North Mineral Drive Suite 200, Coeur D'Alene, Idaho 83815-9408. After the proxy statement/prospectus and any other related documents have been filed, you may obtain those documents free of charge at the website maintained by the SEC at http://www.sec.gov or from the Company or Hecla.

Forward-Looking Statements: Statements made which are not historical facts, such as anticipated production, exploration results, costs or sales performance are "forward-looking statements", and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals prices volatility, volatility of metals production, exploration project uncertainties, industrial minerals market conditions and project development risks. Refer to the Company's Periodic Filings for a more detailed discussion of factors that may impact expected future results. Independence Lead Mines undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Release. For additional information.

Cautionary Note to Investors - The United States Securities and Exchange Commission (“SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.